                                                                     EXHIBIT 4.2



                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("AMENDMENT"), dated as of March 3, 1995, is entered into by and among ABM INDUSTRIES INCORPORATED (the "COMPANY"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks (the "AGENT"), and the several financial institutions from time to time party to the Credit Agreement (collectively, the "BANKS"; individually, a "BANK").
                                    RECITALS

     A. The Company, the Banks, and the Agent are parties to a Credit Agreement dated as of September 22, 1994 (the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks have extended to the Company a revolving credit facility including letters of credit.

     B. The Company has requested the Banks to increase the amount of credit they have committed to extend under the revolving credit facility and to agree to amend the Credit Agreement accordingly.

     C. The Banks are willing to amend the Credit Agreement in order to increase the amount of each Bank's Commitment, subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

     2. AMENDMENTS TO CREDIT AGREEMENT. The respective amounts set forth opposite the Banks' names on the signature pages of the Credit Agreement under the caption "Commitment" are hereby increased to the following amounts:

               Bank                          Amount of Commitment
               ----                          --------------------
     Bank of America National Trust
     and Savings Association                      $43,200,000

     NationsBank of Texas, N.A.                   $27,000,000

     United States National Bank of Oregon        $16,200,000

     Seattle-First National Bank                  $21,600,000


     3. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a) No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. EFFECTIVE DATE. This Amendment will become effective as of March 3, 1995 (the "EFFECTIVE DATE"), PROVIDED that each of the following conditions is satisfied:

          (a) By no later than March 7, 1995, the Agent has received from the Company and the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          (b) By no later than March 13, 1995, the Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

          (c) All representations and warranties contained herein are true and correct as of the Effective Date.

     5.   MISCELLANEOUS.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

          (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) The Company covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


COMPANY:                                ABM INDUSTRIES INCORPORATED

                                        By: /s/ David H. Hebble
                                           ----------------------------
                                        Title: Vice President & CFO
                                              -------------------------

                                        By: /s/ Douglas B. Bowlus
                                           ----------------------------
                                        Title: Treasurer
                                              -------------------------

AGENT:                                  BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Agent

                                        By: /s/ Shannon Collins
                                           -----------------------------
                                        Title: Vice President
                                              --------------------------


ISSUING BANK:                           BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Issuing Bank

                                        By: /s/ Jack K. Telian
                                           ------------------------------
                                        Title: Vice President
                                              ---------------------------


BANKS:                                  BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a
                                        Bank

                                        By: /s/ Jack K. Telian
                                           ------------------------------
                                        Title: Vice President
                                              ---------------------------



                                        NATIONSBANK OF TEXAS, N.A.,
                                        as a Bank

                                        By: /s/ Keith Ferris
                                           ------------------------------
                                        Title: Officer
                                              ---------------------------


                                        UNITED STATES NATIONAL BANK
                                        OF OREGON, as a Bank

                                        By: /s/ Jonathan A. Horton
                                           ------------------------------
                                        Title: Assistant Vice President
                                              ---------------------------


                                        SEATTLE-FIRST NATIONAL BANK,
                                        as a Bank

                                        By: /s/ Michael J. Collum
                                           ------------------------
                                        Title: Vice President
                                              ---------------------

                           ABM INDUSTRIES INCORPORATED

                             SECRETARY'S CERTIFICATE



     The undersigned, Harry H. Kahn hereby certifies that he is the Secretary of ABM Industries Incorporated, a Delaware corporation (the "Company") and that as such he is authorized to execute this certificate on behalf of the Company, and further certifies that the attached copy of the resolutions adopted by the Board of Directors of said Company on August 30, 1994, continue to be in full force and effect as of March 3, 1995, and authorize the execution, delivery and performance of the First Amendment to Credit agreement dated as of March 3, 1995.



     Dated: 3/6/95                      /s/ HARRY H. KAHN
           --------------------------   ------------------------------
                                        Harry H. Kahn, Secretary




                    (SEAL)

                           ABM INDUSTRIES INCORPORATED

                             SECRETARY'S CERTIFICATE


     The undersigned, Harry H. Kahn hereby certifies that he is Secretary of ABM Industries Incorporated, a Delaware corporation (the "Company") and that as such he is authorized to execute this certificate on behalf of the Company, and further certifies, represents and warrants on behalf of the Company that the following resolutions were adopted by the Executive Committee of the Board of Directors of said Company on August 30, 1994:

     RESOLVED, that this Company (a) borrow and (b) obtain for the account of this corporation commercial and standby letters of credit issued by one or more of such banks, from various domestic banks, from time to time, such sums of money, all as, in the judgment of the authorized persons hereinafter, this Company may require for its general corporate purposes.

     RESOLVED FURTHER, that any one of the following authorized persons, the Chairman of the Executive Committee of the Board of Directors, or the Chairman of the Board of Directors; or any two of the following authorized persons, the President, a Vice President, the Treasurer and the Secretary (such persons being hereinafter referred to as the "authorized persons"), are hereby authorized, directed and empowered, in the name of this Company, to execute and deliver to such banks, and the banks are requested to accept, financing agreements, the note or notes, security agreements and documents, advance account agreements, acceptance agreements or other instruments evidencing the indebtedness of this Company for the monies borrowed, or to be borrowed, with interest thereon, said authorized officers being also hereby authorized to execute renewals or extensions of said notes, security agreements, advance account agreements, acceptance agreements or other instruments;

     RESOLVED FURTHER, that any authorized person as delineated above may borrow upon telephoned request, and any bank to which such request is telephoned is authorized to make advances of the amounts so requested to be borrowed to this Company; provided, however, that such advances shall be made only by making deposit in one or more of the Company's commercial accounts with such bank or with another bank with which it maintains a commercial account. Such bank shall not be responsible for acting in accordance with such telephonic requests and directions as to which account the advances are to be deposited, provided it reasonably believes the person making the request to be so authorized. Any such advances shall be conclusively presumed to have been made to or for the benefit of the Company when deposited by such bank in good faith in accordance with such requests and directions. Each such request shall be followed by a confirming letter signed by one of the authorized persons to be delivered or mailed to the bank as soon as reasonably possible. All borrowings shall be approved upon like telephonic instructions confirmed by such confirming letter.

     RESOLVED FURTHER, that the Secretary or Assistant Secretary of this Company shall file with each such bank a certified copy of these resolutions and shall certify to the banks, from time to time, the names of the authorized officers and the persons designated by the authorized persons to act with respect to the accounts of this Company, together with specimen signatures of such authorized persons and other individuals; and,

     RESOLVED FURTHER, that effective upon the filing with the banks of the certificates of the Secretary or Assistant Secretary of this Company as provided hereinabove, the foregoing resolutions shall supersede and replace all prior resolutions of the Board of Directors filed with such banks, and the foregoing resolutions shall remain in full force and effect until written notice of their amendment or recision shall have been received by each bank and the receipt of such notice shall not affect any action taken by a bank prior thereto.




Dated: 8/30/94                               /s/ HARRY H. KAHN
      -------------------             --------------------------------------
                                             Harry H. Kahn
                                             Secretary
          (SEAL)






                                       -2-